SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K/A


                          Current Report
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  June 18, 1996



                            IMGE, INC.

      (Exact name of registrant as specified in its charter)


                             DELAWARE

          (State or other jurisdiction of incorporation)



      0-8354                                    95-2094565
(Commission  File No.)                       (I.R.S. Employer
                                            Identification No.)



                        100 Century Blvd.
                    West Palm Beach, FL 33417
      (Address and Zip Code of Principal Executive Offices)



                        (561) 640-3133
        Registrant's telephone number, including area code




                     285 Tanglewood Crossing
                    Lawrence, New York  11559
                 (Former name or former address,
                  if changed since last report)




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS


     (a)  Financial Statements of Business Acquired

Report of Independent Certified Public Accountants, dated July 22, 1996, and the accompanying balance sheets of Seagate Peripherals, Inc. - Storage Systems Division as of December 31, 1995 and May 31, 1996, and the related statements of operations, divisional equity and cash flows for the year ended December 31, 1995 and five months ended May 31, 1996 and 1995.



     (b)  Proforma Financial Information

IMGE, Inc. and Subsidiaries Proforma Condensed Combined Financial
Statements.



     (c)  Exhibits.

     Description of Documents

  10.1    Agreement, dated June 18, 1996, between nStor
          Corporation, Inc. ("nStor") and IMGE, Inc. ("IMGE").

  10.2 Asset Purchase Agreement, dated as of May 23, 1996, between Seagate Peripherals, Inc. ("Seagate"), as seller and Intelligent Manufacturing Systems, Inc.
          ("IMS"), as purchaser.

  10.3    Amendment No.1 to the Asset Purchase Agreement, as of
          June 4, 1996, between Seagate and IMS.

  10.4    Assignment of Asset Purchase Agreement by IMS to nStor.

  10.5    Consent to Assignment of Asset Purchase Agreement by
          Seagate.

  10.6 Shareholders Agreement, dated June 18, 1996, among nStor, IMGE and Smith.

  10.7    $316,000 Promissory Note from nStor to IMGE.

  10.8    $1,500,000 Promissory Note from nStor to IMGE.



                                2



  10.9    Continuing Unlimited Guaranty by Smith regarding
          $316,000 Promissory Note.

  10.10   Continuing Unlimited Guaranty by Smith regarding
          $1,500,000 Promissory Note.

  10.11   Hypothecation Security Agreement by Smith regarding
          $316,000 Promissory Note.

  10.12   Hypothecation Security Agreement by Smith regarding
          $1,500,000 Promissory Note.

  10.13   Letter Agreement among nStor, Smith and IMGE.

  10.14   Letter to nStor, dated June 18, 1996, by IMGE.











                            SIGNATURE


          Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               IMGE, INC.
                               (Registrant)

                              /s/ Mark Levy
                         _________________________
                         Mark Levy, President



     Date:  August 30, 1996





                                3














                   SEAGATE PERIPHERALS, INC. -
                     STORAGE SYSTEMS DIVISION


                       FINANCIAL STATEMENTS


            As of and for Year Ended December 31, 1995
           and Five Months Ended May 31, 1996 and 1995






































       Seagate Peripherals, Inc. - Storage Systems Division








                             Contents



Report of independent certified public accountants          3

Financial statements

  Balance sheets                                            4
  Statements of operations                                  5
  Statements of divisional equity                           6
  Statements of cash flows                                  7
  Summary of significant accounting policies              8-9
  Notes to financial statements                          10-11

Report of Independent Certified Public Accountants



Seagate Peripherals, Inc. - Storage Systems Division
Lake Mary, Florida


We have audited the accompanying balance sheet of Seagate Peripherals, Inc. - Storage Systems Division as of December 31, 1995, and the related statements of operations, divisional equity and cash flows for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seagate Peripherals, Inc. - Storage Systems Division at December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles.



                              BDO Seidman, LLP



July 22, 1996

       Seagate Peripherals, Inc. - Storage Systems Division

                          Balance Sheets





                                          May 31,      Dec. 31,
                                           1996          1995
                                        ----------    ----------
                                        (unaudited)

ASSETS

Current:
  Inventories  (Note 2)                 $  894,372    $1,803,435

Property and equipment, net (Note 3)       775,560       808,408
                                        ----------    ----------
                                        $1,669,932    $2,611,843
                                        ==========    ==========

LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
  Accrued warranty expense              $  355,500    $  360,053
                                        ----------    ----------

Commitments (Note 4)                           -             -

Divisional equity:
  Division control                       5,093,165     4,692,104
  Accumulated deficit                   (3,778,733)   (2,440,314)
                                        ----------    ----------
      Total divisional equity            1,314,432     2,251,790
                                        ----------    ----------

                                        $1,669,932    $2,611,843
                                        ==========    ==========








See accompanying summary of significant accounting policies and notes to financial statements.

       Seagate Peripherals, Inc. - Storage Systems Division


                     Statements of Operations




                                Five months
                               ended May 31,        Year ended
                          -----------------------    Dec. 31,
                             1996         1995         1995
                          ----------   ----------   -----------
                          (unaudited) (unaudited)

Sales                     $5,281,000   $4,679,000   $14,645,000

Cost of sales              4,226,894    3,605,372    10,982,454
                          ----------   ----------   -----------

   Gross profit            1,054,106    1,073,628     3,662,546

Operating expenses         2,392,525    2,997,845     6,102,860
                          ----------   ----------   -----------

Net loss                 ($1,338,419) ($1,924,217) ($ 2,440,314)
                          ==========   ==========   ===========






















See accompanying summary of significant accounting policies and notes to financial statements.

       Seagate Peripherals, Inc. - Storage Systems Division


                  Statements of Divisionl Equity




                                         Division    Accumulated
                                         Control       Deficit
                                        ----------   -----------

Balance, January 1, 1995                $2,101,880   $     -

  Net change in division control
    account                              2,590,224         -

  Net loss                                     -     (2,440,314)
                                        ----------   ----------

Balance, December 31, 1995               4,692,104   (2,440,314)

  Net change in division control
    account                                401,061         -

  Net loss                                     -     (1,338,419)
                                        ----------   ----------

Balance, May 31, 1996 (unaudited)       $5,093,165  ($3,778,733)
                                        ==========   ==========



















See accompanying summary of significant accounting policies and notes to financial statements.

       Seagate Peripherals, Inc. - Storage Systems Division

                     Statements of Cash Flows


                                    Five months            Year
                                   ended May 31,           ended
                                ----------------------    Dec. 31,
                                   1996        1995         1995
                               ----------   ----------   ----------
                               (unaudited)  (unaudited)
Cash flows from
  operating activities:
    Net loss                  ($1,338,419) ($1,924,217) ($2,440,314)
    Adjustments to reconcile
      net loss to net cash
      used for operating
      activities:
        Depreciation               84,149       80,414      192,993
        Provision for inven-
          tory obsolescence       (50,106)     (13,069)      89,453
        Cash provided by
          (used for):
           Inventories            959,169     (709,618)    (676,541)
           Accrued warranty
             expense               (4,553)     125,022      300,053
                               ----------   ----------   ----------
Net cash used for
  operating activities           (349,760)  (2,441,468)  (2,534,356)

Cash flows from investing
  activities:
    Purchase of property
      and equipment               (51,301)     (23,278)     (55,868)

Cash flows from financing
  activities:
    Net change in division
      control account             401,061    2,464,746    2,590,224

Net change in cash                    -            -            -

Cash, beginning of period             -            -            -
                               ----------   ----------   ----------
Cash, end of period            $      -     $      -     $      -
                               ==========   ==========   ==========


See accompanying summary of significant accounting policies and notes to financial statements.

        Seagate Peripherals, Inc. - Storage Systems Division

             Summary of Significant Accounting Policies



Inventories

     Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property, Equipment and Depreciation

     Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for financial reporting purposes.

Revenue Recognition

     Sales are recognized upon shipment of products to customers.

Income Taxes

     The Division accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if it was a separate taxpayer. This requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized. A full valuation allowance related to the tax benefits related to the Division's net losses for tax purposes has been provided due to uncertainty as to whether those tax benefits will be realized.

Division Control

     Accounts receivable and accounts payable resulting from the operations of the Division are collected and paid by other divisions of Seagate Peripherals, Inc. and therefore have not been recorded on the accompanying financial statements. The Division's cash flows from operating and investing activities are financed by Seagate Peripherals, Inc. The cumulative amount financed by Seagate Peripherals as of each balance sheet date has been recorded in the equity section of the Division's balance sheets in the division control account.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1995.

     The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Interim Financial Statements

     The financial statements for the five months ended May 31, 1995 and 1996 are unaudited but, in the opinion of management, include all adjustments, consisting of only normal recurring accruals, necessary for fair presentation of financial position and results of operations. Results for the interim period are not necessarily indicative of the results for a full year.

New Accounting Standards

     The Division has adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121"), Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed of, during its fiscal year
     ending December 31, 1996.   SFAS No. 121 requires the
     recognition and measurement of impairment to long-lived assets and certain identifiable intangible assets whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable.

       Seagate Peripherals, Inc. - Storage Systems Division

                  Notes to Financial Statements



1.   Business

Seagate Peripherals, Inc. - Storage Systems Division (the "Division") was formed near the end of 1994 for the purpose of manufacturing and distributing fault-tolerant data storage devices for computer network environments. The Division's products are sold through a network of original equipment manufacturers and distributors located worldwide. The Division's headquarters and manufacturing facility are located in Lake Mary, Florida.

As a division of Seagate Peripherals, the Division shared a common sales and treasury function with several other Seagate Peripherals, Inc. divisions. The accounts receivable and accounts payable generated by the Division's operations are recorded on the financial statements of another division. The division purchases a majority of its materials from other Seagate Peripherals, Inc. divisions.

On May 31, 1996, the management of Seagate Peripherals, Inc.
entered into an agreement to sell substantially all of the Division's business assets for approximately $2,071,000.


2.   Inventories

Inventories are summarized as follows:

                                     May 31,     Dec. 31,
                                      1996         1995
                                   --------    ----------

      Raw materials                 $645,994    $  910,716
      Work-in-process                 44,485       544,288
      Finished goods                 284,937       479,581
                                    --------    ----------
                                     975,416     1,934,585
      Less reserve for inventory
        obsolescence                  81,044       131,150
                                    --------    ----------
                                    $894,372    $1,803,435
                                    ========    ==========

3.   Property and Equipment

Property and equipment are summarized as follows:

                                      Useful     Dec. 31,
                                       Lives       1995
                                    ----------  ----------

      Leasehold improvements           5 years  $   83,783
      Machinery and equipment       5-15 years   1,117,738
      Furniture and fixtures           7 years     120,416
                                                ----------
                                                 1,321,937
      Less accumulated depreciation                513,529
                                                ----------
                                                $  808,408
                                                ==========


4.   Leases

The Division leases its operating facilities under operating leases which expire at various dates through April 1997. At December 31, 1995, future minimum rental payments under operating leases that have initial or remaining terms in excess of one year are as follows:

                    1996          $162,756
                    1997            54,252
                                  --------
                                  $217,008
                                  ========

Rent expense was $261,684 for the year ended December 31, 1995.


5.   Economic Dependence

For the year ended December 31, 1995, the Division had three customers which comprised approximately $1,625,000, $6,071,000 and $1,595,000, or 11%, 41% and 11%, respectively, of total sales.

                   IMGE, INC. AND SUBSIDIARIES

         PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS




          Effective June 3, 1996, nStor Corporation, Inc. ("nStor"), a newly formed 80% owned subsidiary of IMGE, Inc. ("the Company"), acquired certain assets and assumed certain liabilities ("Seagate Division") of Seagate Peripherals, Inc. ("Seagate") for a purchase price of $1,300,000, consisting of $500,000 in cash and an estimated $800,000 royalty liability to the seller, payable based upon sales of certain storage systems by nStor during the period from October 1, 1996 through December 31, 1997.

          The acquisition will be accounted for as a purchase, with assets acquired and liabilities assumed recorded at fair value and the results of Seagate Division's operations included in the Company's consolidated financial statements from the date of acquisition.

          The following unaudited condensed combined financial statements of the Company are derived from, and should be read in conjunction with, the Company's historical balance sheet at April 30, 1996 and the Company's Statements of Operations for the six months ended April 30, 1996 and the year ended October 31, 1995, as presented in the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996 and Annual Report on Form 10-K for the year ended October 31, 1995. It should also be read in conjunction with Seagate Division's historical balance sheet at May 31, 1996 and Seagate Division's historical Statements of Operations for the five months ended May 31, 1996 and the year ended December 31, 1995, included elsewhere herein.

          The unaudited proforma condensed combined balance sheet at April 30, 1996 gives effect to the acquisition as if it had occurred on that date. The unaudited proforma condensed combined statements of operations for the six months ended April 30, 1996 and the year ended October 31, 1995 give effect to this transaction as if it had occurred as of November 1, 1994.

          The historical Statements of Operations of Seagate Division for the six months ended May 31, 1996 and the year ended December 31, 1995, which are included in the Proforma Condensed Combined Statements of Operations, both include the one month period ended December 31, 1995. Operating results for that month are summarized as follows (in thousands):

          Sales                        $1,666
          Cost of sales                 1,193
                                       ------
          Gross profit                    473

          Operating expenses              487
                                       ------
          Net loss                    ($   14)
                                       ======




          The proforma condensed combined financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the transaction been consummated on the dates indicated, or which may be reported in the future.

IMGE, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED BALANCE SHEET
(in thousands)

                             Historical
                         ------------------
                         Seagate    IMGE,
                         Division    Inc.    Proforma
                            May     April     Adjust-
ASSETS                   31, 1996  30, 1996    ments   Proforma
- ------                   --------  --------  --------  --------
Current assets:
  Cash                    $   -    $ 9,630   ($500)(1) $ 8,714
                                              (416)(3)
  Accounts receivable         -         34      -           34
  Inventories                894        -      416 (3)   1,310
  Investment in IMNET
    Systems, Inc.             -      2,436      -        2,436
                          ------   -------    ----     -------
  Total current assets       894    12,100    (500)     12,494
Property and equip-
  ment, net                  776        -     (440)(2)     336
Intellectual property         -         -      526 (2)     526
                          ------   -------    ----     -------
                          $1,670   $12,100   ($414)    $13,356
                          ======   =======    ====     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------

Current liabilities:
  Accounts payable        $   -    $    26    $ -      $    26
  Accrued warrranty
    expense                  356        -       -          356
  Royalty liability           -         -      800 (2)     800
  Notes payable               -        648      -          648
                          ------   -------    ----     -------
   Total current
     liabilities             356       674     800       1,830

Convertible notes
  payable                     -        486      -          486
Minority interest             -         -      100 (2)     100
                          ------   -------    ----     -------
   Total liabilities         356     1,160     900       2,416

                                              (500)(1))
Stockholders' equity       1,314    10,940    (814)(2)) 10,940
                          ------   -------    ----     -------
                          $1,670   $12,100   ($414)    $13,356
                          ======   =======    ====     =======

IMGE, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME
(dollars in thousands, except per share data)


                           Historical
                        -----------------
                        Seagate    IMGE,
                        Division    Inc.
                          Six       Six
                         Months    Months     Pro-
                         Ended     Ended     forma
                         May 31,   Apr.30,  Adjust-
                          1996     1996      ments      Proforma
                        --------  --------  -------    ----------

Sales                    $6,947   $         $           $  6,947
Cost of sales             5,420                            5,420
                        --------  --------  -------    ----------

Gross profit              1,527                            1,527

Operating expenses       (2,879)     (125)      36 (4)    (2,968)

Gain from sale of
 Imnet Systems, Inc.                9,640                  9,640

Interest and other income,
 net of interest expense               80      (25)(5)        55
                        --------  --------  -------    ----------
Net income (loss)       ($1,352)   $9,595   $   11        $8,254
                        ========  ========  =======    ==========

Net income per common
 share                              $0.55                  $0.47
                                  ========             ==========
Average number of common
 shares outstanding              17,600,477            17,600,477
                                 ==========            ==========



__________
See accompanying Proforma Adjustments

IMGE, INC. AND SUBSIDIARIES
PROFORMA CONDENSED COMBINED STATEMENTS OF INCOME
(dollars in thousands, except per share data)



                           Historical
                        -----------------
                        Seagate    IMGE,
                        Division    Inc.
                          Year     Year       Pro-
                          Ended    Ended     forma
                         Dec.31,   Oct.31,  Adjust-
                          1995      1995     ments     Proforma
                        --------  --------  -------    ----------

Sales                   $14,645    $         $          $14,645
Cost of sales            10,982                          10,982
                        --------  --------  -------    ----------
  Gross profit            3,663                           3,663


Operating expenses       (6,103)      (86)      85 (4)   (6,104)

Interest and other income,
 net of interest expense               25      (50)(5)      (25)

Minority interest                              100 (6)      100
                        --------  --------  -------    ----------
Net income (loss)       ($2,440)  ($   61)   $ 135      ($2,366)
                        ========  ========  =======    ==========


Net loss per common
 share                               $0.00               ($0.13)
                                  ========             ==========
Average number of common
 shares outstanding              17,600,477            17,600,477
                                 ==========            ==========








__________
See accompanying Proforma Adjustments

                       Proforma Adjustments


Condensed Combined Balance Sheet:

(1)  To record the acquisition of Seagate Division.

(2) To reflect the allocation of the purchase price on the basis of the estimated fair value of the net assets acquired. The components of the purchase price and its allocation to the assets and liabilities of Seagate Division are as follows (in thousands):

Components of purchase price:

Cash                                                 $  500
Royalty liability, representing an estimate of
  future payments that are required to be made
  to the seller based upon sales of certain
  storage systems by nStor during the period
  from October 1, 1996 through December 31, 1997        800
                                                     ------
        Total purchase price to be allocated         $1,300
                                                     ======


Allocation of purchase price:

     Equity of Seagate Division                      $1,314
     Decrease to property and equipment                (440)
     Increase to intellectual property                  526
     Minority interest in nStor                        (100)
                                                     ------
        Net purchase price                           $1,300
                                                     ======


(3) To record additional inventory purchased from Seagate at closing that was not included in Seagate Division's balance sheet prior to the purchase.


Condensed Combined Statements of Operations:

(4) To adjust Seagate Division's historical operating expenses for the change in the carrying amount of net assets resulting from the allocation of the purchase price as described in proforma adjustment (2) to the proforma condensed combined balance sheet relating to (in thousands):

                                     Six Months        Year
                                        Ended          Ended
                                       May 31,        Dec. 31,
                                        1996            1995
                                     ----------      --------

Reduced depreciation of equipment      $   54          $120
Amortization of intellectual
   property over 15 years                 (18)          (35)
                                       -------         ----
                                       $   36          $ 85
                                       =======         ====


(5) To reduce interest income by the cost that would have been incurred to finance the acquisition of Seagate Division.

(6) To record 20% minority interest in the proforma net loss of nStor.